EIGHTH AMENDMENT AND NINTH WAIVER REGARDING
2013 LOAN AND SECURITY AGREEMENT

THIS EIGHTH AMENDMENT AND NINTH WAIVER REGARDING 2013 LOAN AND SECURITY AGREEMENT (“Ninth Waiver”) is made as of the 29th day of August, 2016 (the “Effective Date”) by and among ADA-ES, INC., a Colorado corporation (“Borrower”), ADVANCED EMISSIONS SOLUTIONS, INC., a Delaware corporation (“ADES”), and COBIZ BANK, a Colorado corporation, d/b/a COLORADO BUSINESS BANK (“Lender”).
RECITALS
A.    Borrower, ADES and Lender are parties to that certain 2013 Loan and Security Agreement dated as of September 19, 2013, as amended by the First Amendment and Waiver Regarding 2013 Loan and Security Agreement dated as of December 2, 2013, as further amended by a Waiver Letter dated February 7, 2014, as further amended by the Second Amendment Regarding 2013 Loan and Security Agreement dated as of April 3, 2014, as further amendment by the Third Waiver Regarding 2013 Loan and Security Agreement dated as of June 30, 2014, as further amended by the Third Amendment and Fourth Waiver Regarding 2013 Loan and Security Agreement dated as of September 20, 2014, as further amended by the Fourth Amendment and Fifth Waiver Regarding 2013 Loan and Security Agreement dated as of December 15, 2014, as further amended by the Fifth Amendment and Sixth Waiver Regarding 2013 Loan and Security Agreement dated as of May 29, 2015, as further amended by the Sixth Amendment and Seventh Waiver Regarding 2013 Loan and Security Agreement dated as of September 30, 2015, as further amended by the Seventh Amendment and Eighth Waiver Regarding 2013 Loan and Security Agreement dated as of May 31, 2016 (as amended, supplemented, modified and restated from time to time, the “Loan Agreement”).
B.    In accordance with the provisions of the Loan Agreement, Lender has agreed to waive and amend, for the benefit of Borrower, certain terms and conditions contained in the Loan Agreement, as specifically provided herein.
C.    ADES wishes to provide its consent to the amendments and waivers set forth herein.
D.    Other than as defined in this Ninth Waiver, all capitalized terms used in this agreement without definition shall have the meanings given to such terms in the Loan Agreement.
NOW THEREFORE, in consideration of the promises and covenants made by Borrower and contained in this Ninth Waiver and the consent given by ADES herein, Lender grants the waivers and agrees to the amendments set forth below as of the Effective Date:
1.Amendment to Definitions. The definition of “Secured Line Termination Date” is amended and restated to read, in its entirety, as follows:
“Secured Line Termination Date” means November 27, 2016, or such earlier date as may occur pursuant to Section 8.2 hereof.

2.    Waivers. Lender waives compliance with the provisions of Sections 6.11(b), 6.11(d), 6.12 and 6.13. This waiver is effective through the Secured Line Termination Date.

3.    No Default. Borrower and ADES hereby certify to Lender that, after giving effect to the amendments and waivers provided herein, Borrower is in full compliance with the provisions of the Loan Agreement, and that no Event of Default will occur as a result of the effects of this Ninth Waiver.

4.    Release of Claims. Borrower and ADES hereby release and forever discharge Lender, its affiliates, directors, officers, agents, employees, and attorneys (“Lender Parties”) of and from any and all liability, suits, damages, claims, counterclaims, demands, reckonings and causes of action, setoffs and defenses, whether known or unknown, whether arising in law or equity, which any of Borrower or ADES have, now have or may have in the future against Lender Parties by reason of any acts, omissions, causes or things arising out of or in any way related to this Ninth Waiver or the Loan Agreement existing or accrued as of the date of this Ninth Waiver. This release shall survive the termination of this Ninth Waiver. Borrower acknowledges that the foregoing release is a material inducement to Lender’s decision to extend to Borrower the financial accommodations hereunder and has been relied upon by Lender in its agreement to enter into this Ninth Waiver.
5.    Fee. Borrower will pay to Lender a fee of Five Thousand Dollars ($5,000.00) for this Ninth Waiver..
6.    Costs. Borrower will pay Lender’s attorneys’ fees for preparation of this Ninth Waiver.
7.    Miscellaneous.

(a)	The paragraph headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof.

(b)	The terms and conditions of this Ninth Waiver shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

(c)
This Ninth Waiver may be executed in any number of counterparts, and by Lender, ADES and Borrower on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same agreement.

(d)	Except as expressly modified by this Ninth Waiver, the Loan Agreement shall remain in full force and effect and shall be enforceable in accordance with its terms.

(e)
This Ninth Waiver and the Loan Agreement constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings, and agreements between such parties with respect to such subject matter.

(f)
This Ninth Waiver, and the transactions evidenced hereby, shall be governed by, and construed under, the internal laws of the State of Colorado, without regard to principles of conflicts of law, as the same may from time to time be in effect, including, without limitation, the Uniform Commercial Code as in effect in the State of Colorado.

(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Ninth Waiver as of the date first above set forth.

ADA-ES, INC.,
a Colorado corporation

By:	/s/ L. Heath Sampson
Name:	L. Heath Sampson
Title:	CEO

ADVANCED EMISSIONS SOLUTIONS, INC.,
a Delaware corporation

By:	/s/ L. Heath Sampson
Name:	L. Heath Sampson
Title:	CEO

COBIZ BANK,
a Colorado corporation
d/b/a COLORADO BUSINESS BANK

By:	/s/ Paul D. Stanford
Paul D. Stanford, Senior Vice President

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